UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2015

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2015, the Corporation announced financial results for the first quarter ended March 31, 2015.  The press release, dated April 30, 2015, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 30, 2015, the Corporation announced financial results for the first quarter ended March 31, 2015.  The press release, dated April 30, 2015, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.  Additional information about the quarter, and the Corporation’s use of non-GAAP financial measures, which is available on the Corporation’s Web site at www.martinmarietta.com by clicking the heading “Financials”, in the “Investors” section and then clicking the quick link “Non-GAAP Financial Measures”.

The Corporation will host an online Web simulcast of its first-quarter 2015 earnings conference call on Thursday, April 30, 2015.  The live broadcast of the Corporation’s conference call will begin at 2:00 p.m., Eastern Time, on April 30, 2015.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 970-315-0423, confirmation number 68375566.  Additional information about the Corporation’s use of non-GAAP financial measures, as well as certain other financial or statistical information the Corporation may present at the conference call, will be provided on the Corporation’s Web site.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 30, 2015, announcing financial results for the first quarter ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: April 30, 2015	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 30, 2015, announcing financial results for the first quarter ended March 31, 2015.